EXHIBIT 16.1

                              MOORE STEPHENS, P.C.
                           CERTIFIED PUBLIC ACCOUNTANT

                                                                  April 14, 2003

Securities  and  Exchange  Commission
Mail  Stop  9-5
450  5th  Street,  N.W.
Washington,  DC  20549

Re:  Commission  File  No.  0-23381

Ladies  and  Gentlemen:

We have read the comments in Item 4 of Form 8-K of Trans Global Services, Inc. dated April 7, 2003. We do not agree with these comments because they fail to address that in excess of $300,000 billed by a subsidiary of the registrant to a customer were deposited into a bank account of another entity not owned by the registrant.

Very  truly  yours,
/s/  Moore  Stephens,  P.C.
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MOORE  STEPHENS,  P.C.


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